EXHIBIT 32

CERTIFICATION WITH RESPECT TO ANNUAL REPORT OF

LANDRY’S RESTAURANTS, INC.

The undersigned, being the chief executive officer and chief financial officer of Landry’s Restaurants, Inc. (the “Company”), in compliance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, do hereby certify that to each of their respective knowledge with respect to the Annual Report of the Company on Form 10-K/A as filed with the Securities and Exchange Commission on March 9, 2004 (the “Report”):

1.	that the Report fully complies with all requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 29, 2004

/S/ Tilman J. Fertitta

Tilman J. Fertitta Chairman of the Board, President and Chief Executive Officer

/S/ Paul S. West

Paul S. West Executive Vice President and Chief Financial Officer